UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 12, 2013
(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2013, the Management Performance Committee (the “Committee”) of the Board of Directors of Questar Corporation (the “Company”) approved grants of Restricted Stock Units (RSUs) for the named executive officers of the Company and approved either RSU grants or phantom stock grants for non-employee directors. All of the grants were made pursuant to the terms of the Company's Long-term Stock Incentive Plan, which was reapproved by shareholders in May 2010. The Company made the following RSU grants to the named executive officers:

Restricted Stock Units
Ronald W. Jibson	33,870
Kevin W. Hadlock	7,663
R. Allan Bradley	16,406
James R. Livsey	16,406
Thomas C. Jepperson	13,209

Each RSU represents the right to receive one share of Company common stock upon vesting or at any earlier time as provided in the RSU award agreement, unless forfeited. The RSUs granted to executives vest over three years in approximately equal installments. The first installment of one-third of the shares will vest on March 5, 2014. Any executive who terminates his employment with the Company other than because of his death or disability, will forfeit all unvested RSUs to the extent not yet vested at the time of termination. The executives will receive cash dividend equivalents payable on or about the same time ordinary quarterly cash dividends are paid to shareholders of the Company. For more information about the grant terms, refer to the form of Restricted Stock Unit Award Agreement filed as Exhibit 99.1 to this report and incorporated herein by reference. The foregoing description of the terms and conditions of the RSU grants is qualified in its entirety by reference to such exhibit.

Each non-employee director who did not previously elect to defer awards under the Questar Corporation Deferred Compensation Plan for Directors, received a grant of 4,234 RSUs. Each non-employee director who previously elected to defer awards under the Questar Corporation Deferred Compensation Plan for Directors will receive 4,234 shares of phantom stock in lieu of a grant of 4,234 shares of restricted stock or RSUs. The RSUs and phantom stock granted to the non-employee directors vest on March 5, 2014. Any non-employee director who terminates service as a director with the Company prior to the vesting date, other than if due to his or her death, disability, mandatory retirement at age 72, or failure to be renominated for any reason other than failure to adequately perform his or her duties as a director, will forfeit all unvested RSUs or phantom stock to the extent not yet vested at the time of termination. For more information about the RSU grant terms, refer to the form of Restricted Stock Unit Award Agreement for Directors filed as Exhibit 99.2 to this report and incorporated herein by reference. The foregoing description of the terms and conditions of the RSU grants is qualified in its entirety by reference to such exhibit. For more information about the phantom stock grants, refer to the form of Phantom Stock Agreement incorporated by reference as Exhibit 99.3 to this report and incorporated herein by reference. The foregoing description of the terms and conditions of the phantom stock grants is qualified in its entirety by reference to such exhibit.

9.01	Exhibits.

	Exhibit No.	Exhibit
	99.1	Form of Restricted Stock Unit Award Agreement granted to executives.

	99.2	Form of Restricted Stock Unit Award Agreement granted to non-employee directors.

	99.3	Form of Phantom Stock Agreement for non-employee directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

/s/Kevin W. Hadlock
February 19, 2013	Kevin W. Hadlock
Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibits
99.1	Form of Restricted Stock Unit Award Agreement granted to executives.

99.2	Form of Restricted Stock Unit Award Agreement granted to non-employee directors.

99.3	Form of Phantom Stock Agreement for non-employee directors (Exhibit No. 99.4 to Questar Corporation's Current Report on form 8-K filed February 17, 2009).